Exhibit 99.1

INTERNET BRANDS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2007 FINANCIAL RESULTS

•                  Revenues increased by 27% from fourth quarter of 2006

•                  Adjusted EBITDA increased by 26% from fourth quarter of 2006

EL SEGUNDO, CA (February 26, 2008) — Internet Brands, Inc. (NASDAQ: INET) today reported financial results for the fourth quarter and year ended December 31, 2007.

Fourth Quarter Operating Results

Total revenues for the fourth quarter of 2007 were $24.9 million, an increase of 27.1% compared to $19.6 million in the prior year period. The increase was primarily driven by monetization of the Company’s existing and acquired websites and growth in the Company’s licensing segment.

Consumer Internet revenues were $17.1 million in the fourth quarter of 2007, a 13.0% increase compared to $15.1 million in the prior year period, reflecting stronger advertising sales and acquisitions.  Licensing revenues were $7.8 million for the fourth quarter of 2007, a 74.4% increase from $4.5 million in the prior year period.  The increase in licensing revenue is primarily the result of new business development, as well as the acquisition of Jelsoft Enterprises Limited in June 2007.

Net income attributable to common stockholders for the fourth quarter of 2007 was $2.8 million, or $0.06 per diluted share, on 43.6 million weighted-average shares outstanding.  By comparison, net income attributable to common stockholders in the prior year period was $32.4 million, or $1.67 per diluted share, on 19.4 million weighted-average shares outstanding. The change in net income from the fourth quarter of 2006 to 2007 is driven by a one-time tax benefit in the prior period.

For the fourth quarter of 2007, Adjusted EBITDA, which the Company defines as earnings before investment and other income, income taxes, depreciation and amortization and stock-based compensation, was $7.6 million, compared to $6.1 million in the same period last year.

The Company’s acquisitions in the fourth quarter of 2007 were for an aggregate purchase price of approximately $14.0 million.

Q4 2007 Key Metrics Performance

•                  Total monthly unique visitors to the Company’s network of owned websites grew to 26.8 million in December 2007, compared to 10.9 million in December 2006

•                  Total page views for the Company’s network of owned websites were 343.9 million in December 2007, compared to 49.3 million in December 2006

•                  The Company acquired seven principal sites during the fourth quarter, resulting in a total of 45 acquisitions in the consumer Internet segment in 2007

Fiscal Year Ended December 31, 2007 Results

Total revenues for the full year 2007 were $89.9 million, a 6.0% increase from $84.8 million for 2006. The Company’s Consumer Internet revenues were $63.7 million, a 5.9% decrease from $67.8 million in 2006.  The Company’s licensing revenues for 2007 were $26.2 million, a 53.4% increase from $17.1 million in 2006

Net Income attributable to common stockholders for the full year 2007 was $0.3 million, or $0.01 per diluted share, on 41.7 million weighted-average shares outstanding, compared to $38.8 million, or $2.01 per diluted share, on 19.3 million weighted-average shares outstanding in 2006. The year-over-year decline in net income reflects increased stock based charges in 2007 and the impact of a one-time tax benefit related to the reversal of a deferred tax valuation allowance in the fourth quarter of 2006.

Adjusted EBITDA for the full year 2007 was $28.1 million, a decrease of 5.7% from $29.8 million, in 2006.

Balance Sheet and Liquidity

As of December 31, 2007, the Company had $96.6 million of cash and investments, and no debt.

Net cash provided by operating activities in 2007 was $33.9 million, an 8.3% increase from $31.3 million in 2006.

On November 16, 2007, the Company completed an initial public offering of 6.0 million shares of its Class A common stock at a price to the public of $8.00 per share.  Of these shares, 2.4 million shares were sold by the Company and 3.6 million shares of common stock were sold by selling shareholders.  The Company collected net proceeds of approximately $13.2 million, and received no proceeds from shares sold by selling stockholders.

Recent Developments

The Company recently announced it acquired 12 additional websites for auto and leisure enthusiasts in the fourth quarter of 2007 and January 2008, including: OffshoreOnly.com, Horsetopia.com, HuntingNet.com, NorthAmericanMotoring.com, 6SpeedOnline.com, Rennlist.com, G35Driver.com, MyG37.com, My350z.com, ZDriver.com, ScoobyNet.com and PuppydogWeb.com.  On a pro forma basis, these websites increased the Company’s monthly unique users to 29.1 million and monthly page views to 435 million in January 2008.

The financial impact of these acquisitions is included in the Company’s 2008 business outlook.

2008 Business Outlook

As of February 26, 2008, the Company anticipates the following financial performance for the quarter ending March 31, 2008 and full year 2008:

	Quarter ending March 31, 2008	Fiscal Year 2008
Revenue	$24.0 - $25.0 mm	$100.0 - $110.0 mm
Adjusted EBITDA	$7.2 - $7.6 mm	$32.0 - $36.0 mm
EBITDA Margin	30.0% - 30.4%	32.0% - 33.7%

Management Comments

“We believe we are right on plan to meet both our financial and strategic objectives,” said Bob Brisco, CEO.  “We are building a strong leadership position in managing and monetizing vertical websites.”

Non-GAAP Financial Measures

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure.  The Company defines EBITDA as net income before (a) interest expense, net; (b) income tax provision (benefit); (c) amortization of intangibles; and (d) depreciation and amortization. The Company defines Adjusted EBITDA as a further adjustment of EBITDA to exclude share-based compensation expense related to the Company’s grant of stock options and other equity instruments.

The Company believes these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses EBITDA and Adjusted EBITDA as measurements of the Company’s operating performance because they assist in comparisons of the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, these non- GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund capital expenditures and to expand its business. The Company also believes that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income and Adjusted EBITDA for the periods presented:

	Q4 2006	Q4 2007	2006	2007
Net Income	$77,796	$2,768	$93,067	$311
Provision for taxes	(71,449)	2,258	(70,082)	10,577
Depreciation & amortization	1,064	2,499	3,952	8,030
Stock-based compensation	69	373	9,127	15,195
Investment and other income	(1,428)	(282)	(6,287)	(6,033)
Adjusted EBITDA	$6,052	$7,616	$29,778	$28,080

Conference Call and Webcast

The Company will host a conference call to discuss its fourth quarter and full year financial results and business outlook beginning at 5:00 pm ET (2:00 pm PT), today, February 26, 2008.  The call, which will be hosted by Bob Brisco, President and Chief Executive Officer and Alex Hansen, Chief Financial Officer, will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.internetbrands.com.  The webcast will also be archived online within one hour of the completion of the conference call and available at the Investor Relations section of the Company’s website at www.internetbrands.com.

About Internet Brands, Inc.

Los Angeles-based Internet Brands, Inc. (NASDAQ:INET) is a leading internet media company that operates community and e-commerce web sites in automotive, travel and leisure, and home related categories.  With a flexible and scalable platform, Internet Brands operates a rapidly growing network of 56 principal websites that the Company believes are often leaders in their categories.  Internet Brands was founded in 1998 as CarsDirect.com, Inc. and changed its parent company name to Internet Brands, Inc. in 2005.

Safe Harbor Statement

This press release includes forward-looking information and statements, including but not limited to its 2008 business outlook, management comments and guidance, that are subject to risks and uncertainties that could cause actual results to differ materially.  Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation.  These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.  Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  These risks, uncertainties, assumptions and other important factors include, but are not limited to, our pursuit of an acquisition-based growth strategy entailing significant execution, integration and operational risks, the impact of the recent downturn in the automotive industry on our revenues from automotive dealers and manufacturers, our ability to compete effectively against a variety of Internet and traditional offline competitors, and our reliance on the public to continue to contribute content without compensation to our websites that depend on such content.  These and other risks are described more fully in a preliminary prospectus included as part of a Registration Statement on  Form S-1 filed with the U.S. Securities and Exchange Commission (SEC) on November 16, 2007.  You should consider these factors in evaluating forward-looking statements.  Fore additional information regarding the risks related to our business, see its prospectus in the Registration Statement, and other related documents, that we have filed with the SEC.  You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.  All information provided in this release is as of February 26, 2008 and should not be unduly relied upon because we undertake no duty to update this information.

Contact:	Andrew Greenebaum / Christine Lumpkins
ICR, Inc.
agreenebaum@icr-online.com; clumpkins@icr-online.com
(310) 954-1100

###

INTERNET BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,
	2006	2007
ASSETS
Current assets

Cash and cash equivalents	$43,661	$31,780
Accounts receivable, less allowances for doubtful accounts of $1,267 and $1,139 at December 31, 2006 and 2007, respectively	16,066	15,470
Investments, available for sale	107,423	64,864
Deferred income taxes	11,142	9,717
Prepaid expenses and other current assets	2,204	1,521
Total current assets	180,496	123,352
Property and equipment, net	6,065	7,575
Goodwill	64,651	150,863
Intangible assets, net	6,576	18,264
Deferred income taxes	71,541	61,714
Other assets	2,055	1,660
Total assets	$331,384	$363,428

	December 31,
	2006	2007
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities

Accounts payable and accrued expenses	$13,289	$14,038
Deferred revenue	5,886	8,846
Total current liabilities	19,175	22,884

Stockholders’ equity

Convertible preferred stock, Series A — F, $.001 par value; 62,945,809 shares authorized and 22,420,232 and 0 shares issued and outstanding at December 31, 2006 and 2007; aggregate liquidation preference and redemption value of $318,185 and 0 at December 31, 2006 and 2007	271,757	—
Common stock, Class A, $.001 par value; 125,000,000 shares authorized and 10,330,692 and 40,177,834 shares issued and outstanding at December 31, 2006 and 2007	10	40
Common stock, Class B, $.001 par value; 6,050,000 authorized and 3,025,000 shares issued and outstanding at December 31, 2006 and 2007	3	3
Common stock, Class C, $.001 par value; 2,000,000 shares authorized and 98,252 shares and 0 issued and outstanding at December 31, 2006 and 2007	—	—
Common stock, Class D, $.001 par value; 7,131,179 shares authorized and 3,565,589 and 0 issued and outstanding at December 31, 2006 and 2007	4	—
Additional paid-in capital	306,039	604,003

Accumulated deficit	(262,161)	(261,977)

Stockholders’ notes receivable	(2,767)	(16)

Accumulated other comprehensive loss	(676)	(1,509)
Total stockholders’ equity	312,209	340,544

Total liabilities and stockholders’ equity	$331,384	$363,428

INTERNET BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2006	2007	2006	2007
Revenues

Consumer Internet	$15,100	$17,060	$67,752	$63,738

Licensing	4,490	7,831	17,052	26,151

Total revenue	19,590	24,891	84,804	89,889

Costs and operating expenses

Cost of revenues	4,675	6,918	20,310	24,626

Sales and marketing	4,782	5,978	19,025	21,026

Technology and product development	1,513	1,423	6,516	7,607

General and administrative	2,637	3,372	18,303	23,746

Depreciation & amortization of intangibles	1,064	2,456	3,952	8,030

Total costs and operating expenses	14,671	20,147	68,106	85,034

Income from operations	4,919	4,744	16,698	4,855

Investment and other income	1,428	282	6,287	6,033

Income before income taxes	6,347	5,026	22,985	10,888

Provision (benefit) for income taxes	(71,449)	2,258	(70,082)	10,577

Net income	$77,796	$2,768	$93,067	$311

Less undistributed income attributable to preferred stockholders	(45,355)	—	(54,279)	—

Net income attributable to common stockholders	32,441	2,768	38,788	311

Basic earnings per share attributable to common stockholders	$1.99	$0.07	$2.42	$0.01

Diluted earnings per share attributable to common stockholders	$1.67	$0.06	$2.01	$0.01

Weighted average number of shares — Basic	16,328,918	41,510,176	16,021,300	39,722,233

Weighted average number of shares - Diluted	19,381,250	43,641,060	19,316,932	41,691,104

Stock-based compensation expense by function

Sales and marketing	$6	$30	$667	$1,208

Technology and product development	—	7	97	302

General and administrative	63	336	8,633	13,685

INTERNET BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year ended December 31,
	2006	2007
Cash flows from operating activities
Net income	$93,067	$311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,952	8,030
Provision for bad debt reserve	512	320
Stock based compensation and charges	9,127	15,195

Benefit for deferred income taxes	(71,018)	9,149
Realized loss on available-for-sale investments	12	874

(Gain) loss on sale of property and equipment	(152)	8

Amortization of premium on investments	(502)	(912)
Unrealized (gain)/loss on marketable securities	—	(234)
Changes in operating assets and liabilities, net of the effect of acquisitions:

Accounts receivable	(1,915)	674

Prepaid expenses and other current assets	(535)	686

Other assets	(746)	698

Accounts payable and accrued expenses	(1,247)	(1,559)
Deferred revenue	786	707

Net cash provided by operating activities	$31,341	$33,947

Cash flows from investing activities

Purchases of property and equipment	(1,549)	(2,192)

Capitalized internal use software costs	(1,015)	(2,241)

Purchases of investments	(65,288)	(69,959)
Proceeds from sales and maturities of investments	43,966	113,249

Acquisitions, net of cash acquired	(16,832)	(100,689)

Net cash provided by (used in) investing activities	$(40,718)	$(61,832)

Cash flows from financing activities
Proceeds from issuance of common stock and exercise of stock options	372	13,863
Collections on stockholder notes receivable	252	339
Repurchase of restricted common stock	—	(138)

Net cash provided by financing activities	$624	$14,064

Effect of exchange rate changes on cash and cash equivalents	(2)	1,940

Net (decrease) increase in cash and cash equivalents	$(8,755)	$(11,881)

Cash and cash equivalents
Beginning of year	$52,416	$43,661
End of year	$43,661	$31,780